UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2014 (August 6, 2014)

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Cadwell Drive Springfield, Massachusetts 01104	01104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 785-5871

One Federal Street, Building 111-4

Springfield, Massachusetts 01105

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5

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Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)

On August 6, 2014, Northeast Utilities (“NU”) announced that Leon J. Olivier has been appointed and will be formally elected Executive Vice President – Energy Strategy and Business Development of NU, effective September 2, 2014 (the date of the next meeting of the NU Board of Trustees), to lead NU’s newly-formed Enterprise Energy Strategy and Business Development organization. This new organization will focus on ways to solve energy market constraints and challenges in New England through a combination of development and policy, as well as strategies for grid modernization, renewable energy and regional transmission opportunities for NU.  NU also announced that Mr. Olivier will resign as Executive Vice President and Chief Operating Officer (principal operating officer) of NU, and that Werner J. Schweiger has been appointed and will be formally elected Executive Vice President and Chief Operating Officer (principal operating officer) of NU, also effective September 2, 2014.  Messrs. Olivier and Schweiger will hold these positions until the NU Board of Trustees elects officers following NU’s next annual meeting of shareholders and until each of their successors is elected.

There is no family relationship between Mr. Olivier and any Trustee or executive officer of NU and there is no arrangement or understanding between him and any other person pursuant to which he will be elected as Executive Vice President – Energy Strategy and Business Development of NU.

Prior to assuming this new position, Mr. Olivier, age 65, will have served as Executive Vice President and Chief Operating Officer of NU from May 13, 2008 until September 2, 2014, as Chief Executive Officer of The Connecticut Light and Power Company (“CL&P”), Public Service Company of New Hampshire (“PSNH”), Western Massachusetts Electric Company (“WMECO”) and Yankee Gas Company (“Yankee Gas”) from January 15, 2007 until August 11, 2014, and as Chief Executive Officer of NSTAR Electric Company (“NSTAR Electric”) and NSTAR Gas Company (“NSTAR Gas”) from April 10, 2012 until August 11, 2014.  Mr. Olivier has been a director of NSTAR Electric and NSTAR Gas since November 27, 2012, of PSNH, WMECO and Yankee Gas since January 17, 2005, and of CL&P since September 10, 2001.  Each of CL&P, NSTAR Electric, NSTAR Gas, PSNH, WMECO and Yankee Gas is a subsidiary of NU.

There is no family relationship between Mr. Schweiger and any Trustee or executive officer of NU and there is no arrangement or understanding between him and any other person pursuant to which he will be elected as Executive Vice President and Chief Operating Officer of NU.

Prior to assuming this new position, Mr. Schweiger, age 54, will have served as President - Electric Distribution of Northeast Utilities Service Company, a service company affiliate of

NU, from January 16, 2013 until August 11, 2014.  He has been appointed and will be formally elected as Chief Executive Officer of each of CL&P, NSTAR Electric, NSTAR Gas, PSNH, WMECO and Yankee Gas effective August 11, 2014.  Previously, Mr. Schweiger served as President of NSTAR Electric from April 10, 2012 until January 16, 2013, and as Senior Vice President – Operations of NSTAR, NSTAR Electric and NSTAR Gas from 2002 to 2012.  Mr. Schweiger has been a director of CL&P, NSTAR Electric, PSNH and WMECO since May 28, 2013.  He also served as a director of NSTAR Electric from November 27, 2012 to January 16, 2013.

Messrs. Olivier and Schweiger will continue to be eligible to participate in the NU Deferred Compensation Plan for Executives and annual and long-term programs under the NU Incentive Plan.  Each of these plans is described in the proxy statement for NU’s 2014 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 21, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES (Registrant)
August 7, 2014	By: /S/ JAY S. BUTH Jay S. Buth Vice President, Controller and Chief Accounting Officer

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